Exhibit 99.1

Giga-tronics Incorporated Announces Pricing of Public Offering and
Planned Reverse Split of Common Stock

DUBLIN, California, November 6, 2019 -- (GLOBE NEWSWIRE) -- (OTCQB: GIGA) —Giga-tronics Incorporated (the “Company”) today announced that it has priced an underwritten public offering of 10,400,000 shares of its common stock at the price of $0.25 per share. The Company has granted the underwriter an option to purchase up to an additional 1,560,000 shares of common stock. Shares of the Company’s common stock are quoted on the OTCQB market under the ticker symbol “GIGA”. The offering is expected to close on November 8, 2019, subject to satisfaction of customary closing conditions.

Roth Capital Partners is acting as the sole manager for the offering.

The offering will be made only by means of a prospectus. A copy of the final prospectus relating to the offering, when available, may be obtained from Roth Capital Partners, LLC, 888 San Clemente Drive, Newport Beach, California 92660, Attention: Equity Capital Markets, via telephone at (800) 678-9147 or via email at rothecm@roth.com.

A registration statement on Form S-1, including a prospectus, which is preliminary and subject to completion, relating to the offering has been filed with, and declared effective by, the U.S. Securities and Exchange Commission on November 5, 2019. The securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective.

Reverse Split Ratio Announced

The Company also announced today that it will effect a one-for-fifteen reverse split of its issued and outstanding common stock. The Company’s shareholders previously approved a reverse stock split in the range of one-for-ten shares of common stock to one-for-twenty shares of common stock, giving the Company’s board of directors the authority to determine the final ratio of the stock split within this range.

The reverse stock split will impact all holders of the Company’s common stock uniformly and will not impact any shareholder’s percentage ownership interest in the Company; however, no fractional shares will be issued in connection with the reverse stock split, and cash will be paid in lieu of any fractional shares. Furthermore, the reverse stock split will not affect any shareholder’s proportionate voting power, subject to the treatment of fractional shares.

The Company will announce the effective date of the reverse split, which will occur following the completion of the public offering, by separate press release and subject to applicable notice requirements. The share and pricing amounts in this press release do not reflect the impact of the reverse split.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Giga-tronics Incorporated

Giga-tronics produces sophisticated test and measurement equipment primarily used in electronic warfare test and emulation applications as well as YIG (Yttrium, Iron, Garnet) tuned oscillators, RADAR filters, and microwave synthesizers for use in military defense applications.

Forward Looking Statements

This press release contains forward-looking statements, including statements about the proposed offering, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors. The Company’s actual results could differ materially from those anticipated in these forward looking statements for many reasons, including, without limitation, the risk factors contained in its filings made with the Securities and Exchange Commission. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company disclaims any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Contact: Lutz Henckels
Executive Vice President & CFO
(925) 328-4650 ext. 4698